CIT MARINE TRUST 1999-A

                            MONTHLY SERVICER'S REPORT



                                                                                           Due Period                      11/30/99
                                                                                           Determination Date              12/10/99
                                                                                           Distribution Date               12/15/99


I.     All Payments on the Contracts                                                                                  13,525,729.79
II.    All Liquidation Proceeds on the Contracts with respect to Principal                                               444,354.69
III.   Repurchased Contracts                                                                                                   0.00
IV.    Investment Earnings on Collection Account                                                                           6,319.09
V.     Servicer Monthly Advances                                                                                         581,077.89
VI.    Reimbursement of prior Monthly Advances                                                                          -518,748.27
VII.   Insurer Deposits                                                                                                        0.00
VIII.  Release of the Additional Enhancement Requirement Sub-Account                                                     184,637.51
IX.    Incorrect Deposits                                                                                                      0.00

Total available amount in Collection Account                                                                         $14,223,370.70
                                                                                                                     ==============

Draws from the Reserve Account                                                                                                 0.00
Draws on the Note Insurance Policy                                                                                             0.00
Draws on the Certificate Insurance Policy                                                                                      0.00

Total Distribution                                                                                                   $14,223,370.70


DISTRIBUTION AMOUNTS                                                            Cost per $1000
-------------------------------------                                        --------------------


1.    (a)  Class A-1 Note Interest Distribution                                                         823,729.67
      (b)  Class A-1 Note Primary Principal Distribution                                              9,256,833.61
      (c)  Class A-1 Additional Principal Distribution Amount                                           329,679.39
             Aggregate Class A-1 Note Distribution
                                                                                 32.03151591                          10,410,242.67

2.    (a)  Class A-2 Note Interest Distribution                                                         865,166.67
      (b)  Class A-2 Note Primary Principal Distribution                                                      0.00
      (c)  Class A-2 Additional Principal Distribution Amount                                                 0.00
             Aggregate Class A-2 Note Distribution
                                                                                  4.83333335                             865,166.67

3.    (a)  Class A-3 Note Interest Distribution                                                         570,375.00
      (b)  Class A-3 Note Primary Principal Distribution                                                      0.00
      (c)  Class A-3 Additional Principal Distribution Amount                                                 0.00
                Aggregate Class A-3 Note Distribution
                                                                                  4.87500000                             570,375.00

4.    (a)  Class A-4 Note Interest Distribution                                                         537,156.25
      (b)  Class A-4 Note Primary Principal Distribution                                                      0.00
      (c)  Class A-4 Additional Principal Distribution Amount                                                 0.00
                Aggregate Class A-4 Note Distribution
                                                                                  5.20833333                             537,156.25

5.    (a)  Certificate Interest Distribution                                                             49,985.15
      (b)  Certificate Primary Principal Distribution                                                    93,503.37
      (c)  Certificate Additional Principal Amount                                                            0.00
                Aggregate  Certificate Distribution
                                                                                 13.01110721                             143,488.52

6.    Insurance Fee, including accrued and unpaid amounts                                                                 66,395.27

7.    Reimbursement of Insurance Policy Draws
             (a)  Note Insurance Policy                                                                                        0.00
             (b)  Certificate Insurance Policy                                                                                 0.00

8.    Lender Fees                                                                                                         19,788.08

9.    Servicing Fee                                                                                                      256,056.48

10.  Deposits to the Additional Enhancement Sub-Account                                                                        0.00

11.   Deposits to the Reserve Account                                                                                  1,354,701.76

Total Distribution                                                                                                   $14,223,370.70
                                                                                                                     ==============

              INTEREST
-------------------------------------
1.   Current Interest Requirement
      (a) Class A-1 Notes    @     5.450%                                                               823,729.67
      (b) Class A-2 Notes    @     5.800%                                                               865,166.67
      (c) Class A-3 Notes    @     5.850%                                                               570,375.00
      (d) Class A-4 Notes    @     6.250%                                                               537,156.25

                Aggregate Interest on Class A Notes                                                                    2,796,427.59

      (e) Certificate        @     6.200%                                                                                 49,985.15

2.   Remaining Interest Shortfall
      (a) Class A-1 Notes                                                                                     0.00
      (b) Class A-2 Notes                                                                                     0.00
      (c) Class A-3 Notes                                                                                     0.00
      (d) Class A-4 Notes                                                                                     0.00

      (e) Certificate                                                                                         0.00

3.   Total Distribution of Interest                                             Cost per $1000
                                                                                --------------
      (a) Class A-1 Notes                                                         2.53455283            823,729.67
      (b) Class A-2 Notes                                                         4.83333335            865,166.67
      (c) Class A-3 Notes                                                         4.87500000            570,375.00
      (d) Class A-4 Notes                                                         5.20833333            537,156.25

                Total Aggregate Interest on Class A Notes                                                              2,796,427.59

      (e) Certificate                                                             4.53250299                              49,985.15

             PRINCIPAL
-------------------------------------

                                                                                No. of Contracts
                                                                                ----------------
1.   Stated Principal Collected                                                                       3,480,858.59
2.   Principal Prepayments                                                            205             5,425,123.70
3.   Liquidation Proceeds                                                              10               444,354.69
4.   Repurchased Contracts                                                              0                     0.00

       Total Primary Principal Distribution Amount                                                                     9,350,336.98


5.   Additional Principal Distribution Amount                                                                            329,679.39


6.   Principal Balance before giving effect to Principal Distributions                                Pool Factor
                                                                                                      -----------
      (a) Class A-1 Notes                                                                               0.55806668   181,371,670.35
      (b) Class A-2 Notes                                                                               1.00000000   179,000,000.00
      (c) Class A-3 Notes                                                                               1.00000000   117,000,000.00
      (d) Class A-4 Notes                                                                               1.00000000   103,134,000.00

      (e) Certificate                                                                                   0.87725868     9,674,545.61


7.   Remaining Principal Shortfall
      (a) Class A-1 Notes                                                                                                      0.00
      (b) Class A-2 Notes                                                                                                      0.00
      (c) Class A-3 Notes                                                                                                      0.00
      (d) Class A-4 Notes                                                                                                      0.00

      (e) Certificate                                                                                                          0.00


8.   Principal Distributions                                                    Cost per $1000
                                                                                --------------
      (a) Class A-1 Notes                                                         29.49696308                          9,586,513.00
      (b) Class A-2 Notes                                                          0.00000000                                  0.00
      (c) Class A-3 Notes                                                          0.00000000                                  0.00
      (d) Class A-4 Notes                                                          0.00000000                                  0.00

      (e) Certificate                                                              8.47860422                             93,503.37


9.   Principal Balance after giving effect to Principal Distributions                                 Pool Factor
                                                                                                      -----------
      (a) Class A-1 Notes                                                                              0.52856971    171,785,157.35
      (b) Class A-2 Notes                                                                              1.00000000    179,000,000.00
      (c) Class A-3 Notes                                                                              1.00000000    117,000,000.00
      (d) Class A-4 Notes                                                                              1.00000000    103,134,000.00

      (e) Certificate                                                                                  0.86878008      9,581,042.24

          RESERVE ACCOUNT
-------------------------------------                                                                                  Additional
                                                                                    Loan             Excess           Enhancement
1.  Activity                                                                     Sub-Account      Sub-Account          Sub-Account
                                                                                ---------------------------------------------------
      (a)  Opening Balance                                                      24,075,493.73            0.00            855,977.95
      (b)  Deposits                                                                      0.00    1,354,701.76                  0.00
      (c)  Investment Earnings                                                     115,904.04            0.00              3,195.80
      (d)  Distributions                                                          -653,144.94   -1,354,701.76           -184,637.51
                                                                                ---------------------------------------------------
      (e)  Ending Balance                                                       23,538,252.83            0.00            674,536.24



                                                                                                                        Additional
                                                                                    Loan             Excess            Enhancement
                                                                                 Sub-Account      Sub-Account          Sub-Account
                                                                                ---------------------------------------------------
2.  Distributions from the Reserve Account
      (a)  Draws to the Note Distribution Account                                        0.00            0.00                  0.00
      (b)  Draws to the Certificate Distribution Account                                 0.00            0.00                  0.00
      (c)  Release to the Collection Account                                             0.00            0.00            184,637.51
      (d)  Distribution to Lender                                                  653,144.94            0.00                  0.00
      (e)  Distribution to Affiliated Owner                                              0.00    1,354,701.76                  0.00
                                                                                ---------------------------------------------------
Total Distributions from the Reserve Account                                       653,144.94    1,354,701.76            184,637.51


             POOL DATA
-------------------------------------
                                                                                                  Aggregate
                                                                              No. of Contracts    Pool Balance
                                                                              ----------------    ------------
1.   Pool Stated Principal Balance as of          11/30/99                         19,674        589,689,726.59

2.   Delinquency Information                                                                                      % of Pool Balance
                                                                                                                  -----------------
      (a) 31-59 Days                                                                  318          7,227,008.12               1.226%
      (b) 60-89 Days                                                                  113          3,096,974.39               0.525%
      (c) 90-119 Days                                                                  81          1,987,524.46               0.337%
      (d) 120-180 Days                                                                 40          2,097,524.95               0.356%
      (d) 181 Days +                                                                   62          1,074,830.93               0.182%

3.   Contracts Repossessed during the Due Period                                        9            220,186.90

4.   Current Repossession Inventory                                                    39            811,657.02

5.   Net Liquidation Losses for the related Due Period
      (a)  Principal Balance of Liquidated Contracts                                   10            774,034.08
      (b)  Net Liquidation Proceeds on any Liquidated Contracts                                      444,354.69
                                                                                                   ------------
      Total  Net Liquidation Losses for the related Due Period                                                           329,679.39

6.   Cumulative Net Losses on all Liquidated Receivables                               52                                761,053.44

7.   Weighted Average Contract Rate of all Outstanding Contracts                                                              9.475%

8.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                               158.556

9.   Weighted Average Remaining Original Term to Maturity of all Outstanding Contracts                                      184.785


          TRIGGER ANALYSIS
-------------------------------------

Due Periods                                                                Excess Collections    Pool Balance
-----------                                                                ------------------    ------------
Current                                                          Nov-99       1,684,381.15      589,689,726.59
Prior Month                                                      Oct-99       1,331,834.15      599,369,742.96
Second Prior Month                                               Sep-99       1,506,403.64      609,679,617.70

Sum of Excess Collections                                                     4,522,618.94

Annualized (x4)                                                              18,090,475.76

Average Pool Balance                                                                            599,579,695.75

Net Yield                                                                                               3.0172%

Net Yield trigger level.                                                                                1.0000%

                Net Yield trigger in effect?                                                                 NO

         CREDIT ENHANCEMENT
-------------------------------------

Required Enhancement
      Available Reserve Amount for the next Distribution Date
        (Initially 27,568,581. to a floor of 7,351,622.)                                          23,538,252.83

      Overcollateralization after the application of all the Principal Distributions
        (Initially zero to be increased to 9,189,527.)                                             9,189,527.00
                                                                                                  -------------

          Credit enhancement available for the next Distribution Date                             32,727,779.83                5.55%

          Required Enhancement (5.55% of the current Pool Balance to a
            floor of 16,541,149.)                                                                 32,727,779.83                5.55%


Additional Credit Enhancement                                                   Balance           Enhancement            Percentage

          More than 180 days delinquent                                      1,074,830.93          268,707.73                    25%

          Repossession Inventory                                               811,657.02          405,828.51                    50%
                                                                             ----------------------------------

                Total Additional Enhancement                                                       674,536.24

Amount on deposits in the Additional Enhancement Sub-Account                                       674,536.24


           MISCELLANEOUS
-------------------------------------

1.   Monthly Servicing Fees                                                                                              256,056.48

2.   Servicer Advances                                                                                                   581,077.89

3.   Reserve Account Loan Activity
     (a) Distribution on Loan:
          Interest                                                                                 135,692.12
          Principal                                                                                537,240.90
                Total P&I                                                                                                672,933.02

      (b)  Beginning Loan Balance                                                                                     24,075,493.73
      (c)  Principal Payment                                                                                             537,240.90
      (d)  Ending Loan Balance                                                                                        23,538,252.83